Exhibit 10.1

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Third Amended and Restated Credit Agreement (this “Second Amendment”) is entered into as of the 24th day of March, 2009 (the “Effective Date”), by and among GEOMET, INC., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”) and the Banks party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent, the financial institutions party thereto as Banks, and the other agents party thereto are parties to that certain Third Amended and Restated Credit Agreement dated as of June 9, 2006 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, Banks have made a revolving credit loan to Borrower and provided certain other credit accommodations to Borrower; and

WHEREAS, the parties hereto desire to (a) amend certain terms of the Credit Agreement in certain respects and (b) establish a Borrowing Base of $140,000,000, in each case to be effective as of the Effective Date.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Required Banks hereby agree as follows:

Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section 1.

1.1 Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Defaulting Bank” means any Bank that (a) has failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within one Domestic Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within one Domestic Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Impacted Bank” means (a) any Bank that is a Defaulting Bank and (b) any Bank as to which (i) the Administrative Agent, the Letter of Credit Issuer or the Swing Line Bank has a good faith belief that such Bank has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (ii) an entity that controls such Bank has been deemed insolvent or become subject to a bankruptcy or insolvency proceeding. The Administrative Agent shall endeavor to notify the Borrower promptly upon the Administrative Agent becoming aware of the existence of an Impacted Bank hereunder; provided, that the Administrative Agent’s failure to provide such notice shall not be deemed to be a breach of this Agreement.

“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of March 24, 2009 among Borrower, Administrative Agent and the Banks party thereto.

1.2 Amendments to Definitions. The definitions of “Adjusted Base Rate”, “Applicable Margin”, “Commitment Fee Percentage”, “Letter of Credit Fee” and “Loan Papers” contained in Section 1.1 of the Credit Agreement are hereby amended to read in full as follows:

“Adjusted Base Rate” means, on any day, the greatest of (a) the Base Rate in effect on such day, (b) the sum of (i) the Federal Funds Rate in effect on such day, plus (ii) one half of one percent (.5%) and (c) the sum of (i) the Adjusted LIBOR Rate with respect to an Interest Period of one month beginning on such day (or if such day is not a Eurodollar Business Day, beginning on the immediately preceding Eurodollar Business Day) plus (ii) one percent (1%). Each change in the Adjusted Base Rate shall become effective automatically and without notice to Borrower or any Bank upon the effective date of each change in the Federal Funds Rate, the Base Rate or the Adjusted LIBOR Rate, as the case may be.

“Applicable Margin” means, on any date, with respect to each Adjusted Base Rate Tranche or Eurodollar Tranche, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

Ratio of Outstanding Credit to Borrowing Base	Applicable Margin for Adjusted Base Rate Tranches	Applicable Margin for Eurodollar Tranches
< .50 to 1	1.375%	2.250%
> .50 to 1 < .75 to 1	1.625%	2.500%
> .75 to 1 < .90 to 1	1.875%	2.750%
> .90 to 1	2.125%	3.000%

“Commitment Fee Percentage” means, for any day, one-half of one percent (0.5%).

“Letter of Credit Fee” means, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate Letter of Credit Exposure) determined by reference to the ratio of Outstanding Credit to the Borrowing Base in effect on the date such Letter of Credit is issued in accordance with the table below:

Ratio of Outstanding Credit to Borrowing Base	Per Annum Letter of Credit Fee
< .50 to 1	2.250%
> .50 to 1 < .75 to 1	2.500%
> .75 to 1 < .90 to 1	2.750%
> .90 to 1	3.000%

Such fee shall be payable in accordance with the terms of Section 2.13.

“Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Notes, each Facility Guaranty now or hereafter executed, each Subsidiary Pledge Agreement now or hereafter executed, the Certificate of Effectiveness, the Letters of Credit and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

1.3 Amendment to Letter of Credit Provision. Section 2.1 of the Credit Agreement is hereby amended by adding the following language to the end of the first paragraph of clause (b):

“Notwithstanding anything to the contrary contained herein, the Letter of Credit Issuer shall not at any time be obligated to issue, amend, renew or extend any Letter of Credit if any Bank is at such time an Impacted Bank hereunder, unless the Letter of Credit Issuer has entered into arrangements satisfactory to the Letter of Credit Issuer with the Borrower or such Bank to eliminate Letter of Credit Issuer’s risk with respect to such Bank.”

1.4 Amendment to Swing Line Loans Provision. A new clause (k) is hereby added to Section 2.4 of the Credit Agreement as follows:

“(k) Notwithstanding anything to the contrary contained herein, the Swing Line Bank shall not at any time be obligated to make a Swing Line Loan if any Bank is at such time an Impacted Bank hereunder, unless the Swing Line Bank has entered into arrangements satisfactory to the Swing Line Bank with the Borrower or such Bank to eliminate Swing Line Bank’s risk with respect to such Bank.”

1.5 Amendment to Interest Rates; Payments Provision. Clause (a) of Section 2.6 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(a) The principal amount of the Loan (including any Swing Line Loan) outstanding from day to day which is the subject of an Adjusted Base Rate Tranche shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin; provided, that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan (including any Swing Line Loan) subject to an Adjusted Base Rate Tranche shall be payable as it accrues on the last day of each Fiscal Quarter.”

Section 2. Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Borrowing Base shall be decreased, effective as of the Effective Date, to $140,000,000 and shall remain at $140,000,000 until the next Determination thereafter. Borrower and Banks agree that the Determination provided for in this Section 2 shall (a) be deemed to be the determination of the Borrowing Base scheduled for June 30, 2009 (or such date promptly thereafter as reasonably possible for the Banks) pursuant to Section 4.2 of the Credit Agreement and (b) not be construed or deemed to be a Special Determination for purposes of Section 4.3 of the Credit Agreement.

Section 3. Representations and Warranties of Borrower. To induce Banks and Administrative Agent to enter into this Second Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows:

3.1 Reaffirm Existing Representations and Warranties. Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

3.2 Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this Second Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or any other Credit Party, or result in the creation or imposition of any Lien upon any of the assets of Borrower or any other Credit Party except Permitted Encumbrances.

3.3 Validity and Enforceability. This Second Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

Section 4. Miscellaneous.

4.1 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as they may be increased pursuant hereto.

4.2 Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

4.4 Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until Borrower and Required Banks have executed a counterpart. Facsimiles or other electronic transmissions (e.g., pdf) shall be effective as originals.

4.5 Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

4.6 Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

4.7 Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages to Follow]

BORROWER:

GEOMET, INC., a Delaware corporation

By:	/s/ William C. Rankin
Name:	William C. Rankin
Title:	Executive Vice President

[Signature Page]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

ADMINISTRATIVE AGENT/BANK:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Renita Cummings
Name:	Renita Cummings
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Jeffrey H. Rathcamp
Name:	Jeffrey H. Rathcamp
Title:	Managing Director

[Signature Page]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

BANKS:

BNP PARIBAS

By:	/s/ Edward Pak
Name:	Edward Pak
Title:	Vice President

By:	/s/ Juan Carlos Sandoval
Name:	Juan Carlos Sandoval
Title:	Vice President

[Signature Page]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

BANK OF SCOTLAND

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

[Signature Page]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Heather W. Kiely
Name:	Heather W. Kiely
Title:	Vice President

[Signature Page]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

STERLING BANK

By:	/s/ David W. Phillips
Name:	David W. Phillips
Title:	Senior Vice President

[Signature Page]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

The undersigned (i) consents and agrees to this Second Amendment, and (ii) agrees that the Loan Papers to which it is a party (including, without limitation, the Facility Guaranty dated as of June 9, 2006 or January 1, 2007, as applicable) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED, ACKNOWLEDGED AND AGREED TO BY:

GEOMET GATHERING COMPANY, LLC, an Alabama limited liability company

By:	/s/ William C. Rankin
Name:	William C. Rankin
Title:	Executive Vice President

GEOMET OPERATING COMPANY, INC., an Alabama corporation

By:	/s/ William C. Rankin
Name:	William C. Rankin
Title:	Executive Vice President

SHAMROCK ENERGY, LLC, a Colorado limited liability company

By:	/s/ William C. Rankin
Name:	William C. Rankin
Title:	Executive Vice President

[Signature Page]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.